Exhibit 10.2
Omnibus Amendment to the
HCA Inc. 2005 Equity Incentive Plan
Amended and Restated Columbia/HCA Healthcare Corporation 1992 Stock and Incentive
Plan Columbia/HCA Corporation 2000 Equity Incentive Plan
HCA-Hospital Corporation of America Nonqualified Initial Option Plan
HCA-Hospital Corporation of America 1992 Stock Compensation Plan
2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates, and the
2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates, as amended and restated
(collectively, the “Equity Plans”)
And their Related Stock Option Agreements
And
Related Management Stockholder’s Agreements
     WHEREAS, in connection with the reorganization of HCA Inc. (“HCA”) to be approved by the Board of Directors of HCA, pursuant to which HCA will become a wholly owned subsidiary of HCA Holdings, Inc. (“HCA Holdings”), it is necessary to amend each of the Equity Plans referenced above, each of the stock option agreements pursuant to which options to purchase shares of common stock of HCA have been granted and are outstanding pursuant to one of the Equity Plans, including all Option Rollover Agreements previously executed between HCA and individual employees of HCA (collectively, the “Option Agreements”), and each of the Management Stockholder’s Agreements entered into between HCA and service providers of HCA or one of its subsidiaries (the “Management Stockholder’s Agreements”).
     NOW, THEREFORE, each of the Equity Plans, Option Agreements and Management Stockholder’s Agreements are hereby amended as follows, effective as of the closing of the reorganization of HCA as a wholly owned subsidiary of HCA Holdings:
1. The definition of the term “Board” as contained in each Equity Plan, Option Agreement and Management Stockholder’s Agreement, to the extent applicable, is hereby amended by deleting the current definition and replacing it with the following:
““Board” means the board of directors of HCA Holdings, Inc. and any successor thereto.”
2. The definition of the term “Common Stock” as contained in each Equity Plan, Option Agreement and Management Stockholder’s Agreement, to the extent applicable, is hereby amended by deleting the current definition and replacing it with the following:
““Common Stock” means the common stock of HCA Holdings, Inc., par value $0.01 per share.”
3. The definition of the term “Company” as contained in each Equity Plan, Option Agreement and Management Stockholder’s Agreement, to the extent applicable, is hereby amended by deleting the current definition and replacing it with the following:
““Company” means HCA Holdings, Inc. and any successor thereto.”
4. The definition of the term “Investor Return”, as contained in each Option Agreement, as applicable, is hereby amended by adding to the end of the first sentence of such definition the following:
     “; provided, further, that for purposes of such calculation, all cash proceeds actually received by the Investors after the Closing Date and on or prior to November 22, 2010, on a fully diluted, per share basis, in respect of shares of common stock of HCA Inc. (as such entity existed immediately prior to November 22, 2010 previously held by the Investors, including the receipt of any cash dividends or other cash distributions thereon, shall be included in such calculation as cash proceeds actually received by the Investors after the Closing Date in respect of their shares of Common Stock.”
5. All references to “HCA Inc.” contained in each Equity Plan, Option Agreement and Management Stockholder’s Agreement not otherwise changed by the preceding amendments are hereby changed to “HCA Holdings, Inc.”
     All other provisions of the Equity Plans, Option Agreements and Management Stockholder’s Agreements shall remain in full force and effect, except to the extent modified by the foregoing.

HCA HOLDINGS, INC.
By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President — Finance and Treasurer

HCA INC.
By:	R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Executive Vice President and Chief Financial Officer